                                                                    EXHIBIT 4.10

            AMENDMENT NO. 8 TO AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDMENT dated as of February 25, 2005 by and among the financial institutions whose signatures appear below (individually a "Bank," collectively the "Banks"), Comerica Bank, as Administrative Agent for the Banks (in such capacity, "Agent"), and Olympic Steel, Inc., an Ohio corporation (the "Company").

                                    RECITALS:

         A. Company, Agent and Comerica Bank, Fifth Third Bank, Standard Federal Bank N.A., Fleet Capital Corporation and KeyBank National Association are parties to that certain Amended and Restated Credit Agreement dated as of December 30, 2002, as previously amended ("Credit Agreement").

         B. Company, the Banks and Agent desire to amend the Credit Agreement as set forth below.

         NOW THEREFORE, the parties agree as follows:

         1. The reference to "$50,000,000" in clause (ii)(B) of the definition of "Borrowing Base" set forth in Section 1 of the Agreement is deleted and "$65,000,000" is inserted in lieu thereof.

         2. The definition of "Consolidated Debt Service Coverage Ratio" set forth in Section 1 of the Agreement is amended to read as follows:

         "'Consolidated Debt Service Coverage Ratio' shall mean as of any date of determination the ratio of (a) Consolidated Pre-Tax Income for the Applicable Measuring Period ending on such date of determination, plus to the extent deducted in determining Consolidated Pre-Tax Income, Consolidated Interest Expense for such period and depreciation and amortization for such period, income tax refunds received in cash during such period and other non-cash items acceptable to Agent, less cash (non-financed) Capital Expenditures of Company and its Consolidated Subsidiaries made or paid during such period and income taxes paid in cash by Company and its Consolidated Subsidiaries during such period to (b) all scheduled interest and principal payable during such period with respect to Consolidated Funded Debt plus all cash Distributions paid by Company during such period to the holders of its Equity Interests."

         3. The definition of "Debt" set forth in Section 1 of the Agreement is amended to read as follows:"

         "'Debt' shall mean as to any Person, without duplication (a) all Funded Debt of a Person, (b) all Guarantee Obligations of such Person, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all indebtedness of such Person arising in connection with any interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by such Person and (e) any obligations in respect of phantom stocks which would be classified as liabilities on the balance sheet of a Person, but shall exclude obligations of Company and/or any Subsidiary under any Deferred Inventory Purchase Program."

         4. The definition of "Distribution" set forth in Section 1 of the Agreement is amended to read as follows:

         "'Distribution' is defined in Section 8.5 hereof."

         5. The definition of "Swing Line Maximum Amount" set forth in Section 1 of the Agreement is amended to read as follows:

         "Swing Line Maximum Amount" shall mean Twenty Million Dollars ($20,000,000)."

         6. Schedule 7.6 of the Agreement is amended to read as follows:

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         "7.6 Inspection of Property; Books and Records, Discussions. Permit
         Agent and each Bank, through their authorized attorneys, accountants and representatives (a) at all reasonable times during normal business hours, upon the prior written notice by Agent or such Bank, to examine Company's and each Subsidiary's books, accounts, records, ledgers and assets and properties of every kind and description wherever located;
         (b) at any time and from time to time (in any event, at least once a year unless Availability is less than $12,500,000, in which case, at least once a quarter), upon the request of the Majority Banks, to conduct full or partial collateral audits of Company and the Subsidiaries to be completed by an appraiser as may be selected by Agent and the Majority Banks and consented to by Company (such consent not to be unreasonably withheld), with all reasonable costs and expenses of such audits to be reimbursed by Company; provided, however, that prior to the occurrence and continuance of any Default or Event of Default, the Company shall be required to reimburse the Agent for the reasonable costs and expenses of no more than one (1) (unless Availability is less than $12,500,000, in which case four (4)) such audit(s) conducted by Agent in any year and provided further, however, that Company shall be required to reimburse the Agent for all reasonable costs and expenses of all audits conducted after the occurrence and during the continuance of a Default or Event of Default; and (c) permit Agent and each Bank or their authorized representatives, at reasonable times and intervals upon prior written notice, to visit all of their respective offices, discuss their respective financial matters with their respective officers and independent certified or chartered public accountants, as applicable, and, by this provision, Company authorizes such accountants to discuss the finances and affairs of Company and the Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. Notwithstanding the foregoing, all information furnished to the Agent or the Banks hereunder shall be subject to the undertaking of the Banks set forth in
         Section 13.11 hereof. The first collateral audit under this Section 7.6 shall be commenced by Agent within 90 days of the Effective Date."

         7. Section 8.1(c) of the Agreement is amended to read as follows:

         "(c) Debt of the Company or a Subsidiary, excluding Debt otherwise permitted under this Section 8.1, incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan or a Capitalized Lease), provided that the aggregate amount of all such Debt shall not exceed Two Million Dollars ($2,000,000) at any one time outstanding."

         8. Section 8.4(j) of the Agreement is amended to read as follows:

         "(j) Subject to the provisions of Sections 2.13(b) and 4.11(b) of this Agreement, sales of Equity Interests in Company under any employee stock purchase plan or employee stock option agreement and other sales of Equity Interests in Company which do not result in a Change in Control;"

         9. The word "and" is added to the end of Section 8.5(d) and the following Section 8.5(e) is added to the Agreement:

         "(e) cash Distributions by Company to the holders of the Equity Interests in Company during any fiscal quarter of Company ("Current Quarter"), provided that Company will be in compliance with Section 7.9 of this Agreement as of the last day of such fiscal quarter."

         10. Section 8.6 of the Agreement is amended to read as follows:

         "8.6 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except Capital Expenditures which shall not exceed Fifteen Million Dollars ($15,000,000) during any fiscal year of Company."

         11. Section 8.7(i) of the Agreement is amended to read as follows:

         "(i) additional Investments in or to G.S.P. LLC and/or OLP LLC made after the date hereof, in addition to those identified on Schedule 8.7 annexed hereto not to exceed $2,500,000 in aggregate amount at any time outstanding (excluding the Investments so identified on Schedule 8.7);"


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         12. The word "and" is added to the end of Section 8.7(j) (before the
".") and the following Section 8.7(k) is added to the Agreement:

         "(k) the investment of funds under the terms of the Olympic Steel, Inc. Executive Deferred Compensation Plan dated effective December 1, 2004 and any mandatorily deferred senior management compensation plan established by Company after the date hereof."

         13. Each reference to "Five Hundred Thousand Dollars ($500,000)" and "$500,000" in Sections 9.1(g) and (h) of the Agreement is deleted and "One Million Dollars ($1,000,000)" is inserted in lieu thereof.

         14. Except as expressly modified hereby, all the terms and conditions of the Credit Agreement shall remain in full force and effect.

         15. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties made by Company set forth in Sections 6.1 through
6.19 and 6.21 through 6.24 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.20 of the Credit Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1of the Credit Agreement; and
(d) no Default or Event of Default has occurred and is continuing as of the date hereof.

         16. Capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.

         17. This Amendment may be signed in counterparts.

         18. This Amendment shall become effective (according to the terms and as of the date hereof) upon satisfaction by Company of the following conditions Agent shall have received counterpart originals of this Amendment, in each case duly executed and delivered by Company, the Agent, the Banks, and the Guarantors and originals of the Loan Documents identified on the Closing Agenda annexed hereto duly executed by the parties thereto and, where applicable, in recordable form.

         WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,                                                OLYMPIC STEEL, INC.
as Agent

By:                                                           By:
   --------------------------------------------------            --------------------------------------------------

Its:                                                          Its:
    -------------------------------------------------             -------------------------------------------------



SWING LINE BANK:                                              COMERICA BANK



                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------



ISSUING BANK:                                                 COMERICA BANK

                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------


BANKS:                                                        COMERICA BANK


                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------


                                                              STANDARD FEDERAL BANK
                                                              NATIONAL ASSOCIATION

                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------


                                                              FIFTH THIRD BANK

                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------


                                                              FLEET CAPITAL CORPORATION

                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------


                                                              KEYBANK NATIONAL ASSOCIATION
                                                              By:
                                                                 --------------------------------------------------

                                                              Its:
                                                                  -------------------------------------------------

Acknowledged by the undersigned Guarantor as of February 25, 2005.

                                                              GUARANTORS:
                                                              OLYMPIC STEEL LAFAYETTE, INC.

                                                              By:
                                                                 --------------------------------------------------------

                                                              Its:
                                                                  --------------------------------------------------------


                                                              OLYMPIC STEEL MINNEAPOLIS,  INC.

                                                              By:
                                                                  --------------------------------------------------------

                                                              Its:
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                                                              OLYMPIC STEEL IOWA, INC.

                                                              By:
                                                                  --------------------------------------------------------

                                                              Its:
                                                                  --------------------------------------------------------


                                                              OLY STEEL WELDING, INC.

                                                              By:
                                                                 --------------------------------------------------------


                                                              Its:
                                                                  --------------------------------------------------------


                                                              OLYMPIC STEEL RECEIVABLES, L.L.C.

                                                              By:
                                                                 --------------------------------------------------------

                                                              Its:
                                                                  --------------------------------------------------------